Exhibit 3

Form of ETRACS Quarterly Pay 1.5 Leveraged MarketVector BDC Liquid Index ETN due June 10, 2050

(Face of Security)

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO UBS AG, OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

BY PURCHASING THIS SECURITY, THE BENEFICIAL OWNER OF THE SECURITY AGREES TO CHARACTERIZE THIS SECURITY FOR ALL U.S. FEDERAL INCOME TAX PURPOSES AS PROVIDED IN SECTION 9 ON THE FACE OF THIS SECURITY.

THE PERSON MAKING THE DECISION TO ACQUIRE THIS SECURITY SHALL BE DEEMED, ON BEHALF OF ITSELF AND THE BENEFICIAL OWNER OF THE SECURITY, BY ACQUIRING AND HOLDING THIS SECURITY OR EXERCISING ANY RIGHTS RELATED THERETO, TO REPRESENT THAT:

(i) THE FUNDS THAT THE BENEFICIAL OWNER OF THE SECURITY IS USING TO ACQUIRE THIS SECURITY ARE NOT THE ASSETS OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), A PLAN DESCRIBED IN AND SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), A GOVERNMENTAL PLAN SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW THAT IS SIMILAR TO THE PROVISIONS OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE, OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” BY REASON OF DEPARTMENT OF LABOR REGULATION SECTION 2510.3-101, AS MODIFIED BY SECTION 3(42) OF ERISA, OR OTHERWISE; OR

(ii)  NONE OF THE PURCHASE, HOLDING OR DISPOSITION OF THIS SECURITY OR THE EXERCISE OF ANY RIGHTS RELATED TO THE SECURITY WILL RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA OR THE CODE (OR WITH RESPECT TO A GOVERNMENTAL PLAN, UNDER ANY SIMILAR APPLICABLE LAW OR REGULATION).

CUSIP No.: 90269A260
ISIN: US90269A2603

UBS AG

MEDIUM-TERM NOTES, SERIES B

____________

$ UBS AG ETRACS Quarterly Pay 1.5x Leveraged MarketVector BDC Liquid Index ETN due June 10, 2050

The following terms apply to this Security. Capitalized terms that are not defined the first time they are used in this Security shall have the meanings indicated elsewhere in this Security.

Principal Amount: $ equal to Securities at $25 per Security

Index: MarketVector US Business Development Companies Liquid Index

Initial Trade Date: June 2, 2020

Initial Settlement Date: June 5, 2020

Interest Rate: The principal of this Security shall not bear interest.

Denomination: $25 per Security

Coupon Amount: On any calendar day that is not a Coupon Ex-Date, the Coupon Amount will equal zero. On any calendar day that is a Coupon Ex-Date, the Coupon Amount shall equal an amount per Security equal to the Accrued Dividend on the Coupon Valuation Date immediately preceding such Coupon Ex-Date. The minimum value of the Coupon Amount will be zero. If the Securities undergo a split or reverse split, the Coupon Amount will be adjusted accordingly.

Coupon Payment Date: The fifteenth (15th) Index Business Day following each Coupon Valuation Date. The first Coupon Payment Date will be July 22, 2020, subject to adjustment as described under Section 3 hereof. If such day is not a Coupon Business Day, the Coupon Payment Date shall be the following Coupon Business Day.

If the Final Coupon Ex-Date occurs prior to the Maturity Date, but the Final Coupon Payment Date otherwise occurs after the Maturity Date, in such case, the Final Coupon Payment Date will be the Maturity Date, subject to adjustment as provided under Section 3 hereof.

Payment at Maturity: For each Security, unless earlier redeemed or accelerated, Holders will receive on the Maturity Date a cash payment equal to the Closing Indicative Value on the last Index Business day in the Final Measurement Period (the “Cash Settlement Amount”). If the amount so calculated is equal to or

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less than zero, the payment on the Maturity Date will be zero.

Early Redemption: The Holder may, subject to the procedural requirements provided under Section 5 hereof, elect to require UBS AG, a corporation duly organized and existing under the laws of Switzerland (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), to submit a request to have the Company redeem the Securities on any Index Business Day no later than 12:00 noon, New York City time, and a confirmation of redemption by no later than 5:00 p.m., New York City time, on the same Index Business Day, provided. The Securities will be redeemed and the Holders will receive payment for their Securities on the Redemption Date. If the Holder requires the Company to redeem the Holder’s Securities on any Redemption Date, the Holder upon early redemption, will receive per Security a cash payment on the relevant Redemption Date equal to (a) Closing Indicative Value as of the Redemption Valuation Date, minus (b) the Redemption Fee Amount (the “Redemption Amount”). If the amount so calculated is equal to or less than zero, the payment upon early redemption will be zero. The Company reserves the right from time to time to waive the Redemption Fee Amount in its sole discretion. The Company shall not be required to redeem fewer than 50,000 Securities at one time, provided that the Company reserves the right from time to time to waive this minimum redemption amount in its sole discretion.

Call Settlement Amount: In the event the Company exercises its Call Right as described in Section 6 hereof, Holders will receive per Security a cash payment on the Call Settlement Date equal to the Closing

Indicative Value on the last Index Business Day in the Call Measurement Period (the “Call Settlement Amount”). If the amount so calculated is equal to or less than zero, the payment upon the Company’s exercise of its Call Right will be zero.

Automatic Acceleration upon Zero Value Event: If, on any Index Business Day (other than an Excluded Day), the Intraday Index Value decreases by 66.66667% or more in value from the Last Reset Index Closing Level, (the “Zero Value Event”), all issued and outstanding Securities will be mandatorily redeemed by the Company, and the Holder will receive the Zero Value Settlement Amount on the Zero Value Settlement Date.

The “Zero Value Settlement Amount” per Security equal to (a) on any calendar day, to but excluding the first day of an applicable Measurement Period (i) the Accrued Dividend, minus (ii) the Accrued Fees, on the date on which the Zero Value Event occurred, and (b) from and including the first day of an applicable Measurement Period (i) the Measurement Period Cash Amount on the immediately preceding calendar day, plus (ii) the Accrued Dividend, minus (iii) the Accrued Fees, on the date on which the Zero Value Event occurred. The minimum value of the Zero Value Settlement Amount will be zero. The “Zero Value Settlement Date” will be the third Index Business Day following the date on which the Zero Value Event occurred.

Security Calculation Agent: UBS Securities LLC.

Defeasance: Neither full defeasance nor covenant defeasance applies to this Security.

Listing: NYSE Arca, Inc.

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MVIS (DEFINED BELOW) DOES NOT GUARANTEE THE ACCURACY AND/OR COMPLETENESS OF THE INDEX OR ANY DATA INCLUDED THEREIN AND SHALL NOT HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS, AND MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY OWNERS OF THE SECURITIES OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE SECURITIES. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL MVIS HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF.

OTHER TERMS:

All terms used in this Security that are not defined in this Security but are defined in the Indenture referred to on the reverse of this Security shall have the meanings assigned to them in the Indenture. Section headings on the face of this Security are for convenience only and shall not affect the construction of this Security.

“Accrued Dividend” means:

(1) On the Initial Trade Date, an amount per Security equal to zero.

(2) On any subsequent calendar day, an amount per Security equal to:

 (a) the Accrued Dividend as of the immediately preceding calendar day + (b) the Daily Dividend on such calendar day – (c) the Coupon Amount on such calendar day.

If the Securities undergo a split or reverse split, the Accrued Dividend will be adjusted accordingly.

“Accrued Fees” means, as of any date of determination:

  The Accrued Tracking Fee as of such date + the Accrued Financing Fee as of such date.

  If the Securities undergo a split or reverse split, the Accrued Fees will be adjusted accordingly.

“Accrued Financing Fee” means:

(1) On the Initial Trade Date, an amount per Security equal to zero.

(2) On any subsequent calendar day, an amount per Security equal to:

 (a) the Accrued Financing Fee as of the immediately preceding calendar day + (b) the Daily Financing Fee on such calendar day.

(3) On the calendar day after each Reset Valuation Date, the Accrued Financing Fee is reset to equal the Daily Financing Fee on such calendar day.

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(4) If a Permanent Deleveraging Event occurs, then on any calendar day following the Second Permanent Deleveraging Valuation Date, the Accrued Financing Fee will be equal to zero.

“Accrued Tracking Fee” means:

(1) On the Initial Trade Date, an amount per Security equal to zero.

(2) On any subsequent calendar day, an amount per Security equal to:

 (a) the Accrued Tracking Fee as of the immediately preceding calendar day, + (b) the Daily Tracking Fee on such calendar day.

(3) On the calendar day after each Reset Valuation Date, the Accrued Tracking Fee is reset to be equal to the Daily Tracking Fee on such calendar day.

“Bloomberg” means Bloomberg L.P. (or any successor).

“Calculation Date” means June 2, 2050 unless such day is not an Index Business Day, in which case the Calculation Date will be the next Index Business Day, subject to adjustment as described under Section 3 hereof.

“Call Measurement Period” means:

(1) if the Market Value of Securities outstanding at the close of trading on the Index Business Day immediately preceding the date of delivery by the Company of its notice to holders of its exercise of the Company’s Call Right is less than $25,000,000, the Call Valuation Date, subject to adjustment as provided under Section 3 hereof;

(2) if the Market Value of Securities outstanding at the close of trading on the Index Business Day immediately preceding the date of delivery by the Company of its notice to holders of its exercise of the Company’s Call Right is equal to or greater than $25,000,000, the four (4) Index Business Days from and including the Call Valuation Date, subject to adjustment as provided under Section 3 hereof.

For purposes of the above definition, the “Market Value” of the Securities outstanding as of the close of trading on the Index Business Day immediately preceding (a) the date of delivery by the Company of its notice to holders (which may be provided via press release) of its exercise of the Company’s Call Right, or (b) the Calculation Date will equal (i) the Closing Indicative Value as of such Index Business Day, times (ii) the number of Securities outstanding as reported by BDCXSO <Index> on Bloomberg L.P.

“Call Settlement Date” means, with respect to the exercise by the Company of its Call Right as described in Section 6 hereof, the third Business Day following the last Index Business Day in the Call Measurement Period.

“Call Valuation Date” means, the date disclosed as such by the Company in its notice to holders (which may be provided via press release) of its exercise of the Company’s Call Right.

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“Closing Indicative Value” is an amount per Security equal to:

(1) $25.00 on the Initial Trade Date.

(2) On any other calendar day, prior to the first day of an applicable Measurement Period, an amount per Security equal to:

(Current Principal Amount on the immediately preceding calendar day × Index Factor) – Accrued Fees + Accrued Dividend.

(3) From and including the first day of an applicable Measurement Period, an amount per Security equal to:

(Current Principal Amount, on the calendar day immediately preceding the first day of the Measurement Period × Index Factor × Residual Factor) – Accrued Fees + Accrued Dividend + Measurement Period Cash Amount.

(4) The minimum value of the Closing Indicative Value on any calendar day will be zero.

If the Securities undergo a split or reverse split, the Closing Indicative Value will be adjusted accordingly

“Coupon Business Day” means any Index Business Day other than an Index Business Day on which banking institutions in New York are generally not authorized or obligated by law, regulation or executive order to open.

“Coupon Ex-Date”, with respect to a Coupon Amount, means the first Coupon Business Day on which the Securities trade without the right to receive such Coupon Amount.

If a day that would otherwise be a Coupon Ex-Date occurs on or after the first day of an applicable Measurement Period, such day will not be a valid Coupon Ex-Date and all further Coupon Ex-Dates will be suspended. In this case, the Coupon Amount corresponding to such Coupon Ex-Date will be included in the Cash Settlement Amount or Call Settlement Amount payable on the Maturity Date or Call Settlement Date, respectively.

If a Zero Value Event occurs on an Index Business Day that would otherwise be a Coupon Ex-Date, such day will not be a valid Coupon Ex-Date and all further Coupon Ex-Dates will be suspended. In this case, the Coupon Amount corresponding to such Coupon Ex-Date will be included in the Zero Value Settlement Amount payable on the Zero Value Settlement Date.

“Coupon Record Date” means the ninth Index Business Day following each Coupon Valuation Date. If such day is not a Coupon Business Day, the Coupon Record Date shall be the immediately preceding Coupon Business Day.

“Coupon Valuation Date” means the 30th day of each March, June, September and December, of each calendar year during the term of the Securities or if such date is not an Index Business Day, then the first Index Business Day following such date, provided that the

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final Coupon Valuation Date will be the Calculation Date, subject to adjustment as described under Section 3 hereof.

“Current Indicative Value” or “intraday indicative value”, as determined by the Security Calculation Agent, is an amount per Security, on an intraday basis on any Index Business Day, equal to:

(1) $25.00 on the Initial Trade Date.

(2) On any other calendar day prior to the first day of an applicable Measurement Period, the Current Indicative Value is calculated as follows:

(Current Principal Amount on the immediately preceding calendar day × Index Factor, calculated using the Intraday Index Value) — Accrued Fees + Accrued Dividend.

(3) From and including the first day of an applicable Measurement Period, Current Indicative Value means an amount per Security equal to:

(Current Principal Amount, on the calendar day immediately preceding the first day of the Measurement Period × Index Factor, calculated using the Intraday Index Value × Residual Factor, from the immediately preceding calendar day) - Accrued Fees + Accrued Dividend + Measurement Period Cash Amount, from the immediately preceding calendar day.

(4) The minimum value of the Current Indicative Value on any calendar day will be zero.

If the Securities undergo a split or reverse split, the Current Indicative Value (or intraday indicative value) will be adjusted accordingly.

“Current Principal Amount” means:

(1) From and including the Initial Trade Date to and excluding the subsequent Reset Valuation Date, $25.00 per Security.

(2) At the close of trading on each Reset Valuation Date after the Initial Trade Date, the Current Principal Amount of the Securities will be reset as follows:

New Current Principal Amount = (Current Principal Amount on immediately preceding calendar day × Index Factor) – Accrued Fees

The Current Principal Amount will not change until the subsequent Reset Valuation Date.

If the Securities undergo a split or reverse split, the Current Principal Amount will be adjusted accordingly.

“Daily Dividend” means, on any calendar day, an amount per Security equal to: (a) (i) the Index Dividend Point × (ii) the Leverage Factor × (iii) the Current Principal

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Amount on the immediately preceding calendar day × (iv) the Residual Factor on the immediately preceding calendar day / (b) the Last Reset Index Closing Level.

“Daily Financing Fee” means:

(1) On the Initial Trade Date, an amount per Security equal to zero.

(2) On any subsequent calendar day, an amount per Security equal to:

 (a) (i) 0.5 × (ii) the Financing Rate on such calendar day × the Current Principal Amount on the immediately preceding calendar day × (iv) the Residual Factor on the immediately preceding calendar day / (b) 360.

(3) If a Permanent Deleveraging Event occurs, then on any calendar day following the Second Permanent Deleveraging Valuation Date, an amount equal to zero.

(4) The minimum value of the Daily Financing Fee on any calendar day will be zero.

If the Securities undergo a split or reverse split, the Daily Financing Fee will be adjusted accordingly.

“Daily Tracking Fee” means:

(1) On the Initial Trade Date, an amount per Security equal to zero.

(2) On any subsequent calendar day, an amount per Security equal to

 (a) (i) 0.95%, × (ii) the Current Principal Amount on the immediately preceding calendar day × (iii) the Index Factor on such calendar day × (iv) the Residual Factor on the immediately preceding calendar day / (b) 365.

(3) The minimum value of the Daily Tracking Fee on any calendar day will be zero.

If the Securities undergo a split or reverse split, the Daily Tracking Fee will be adjusted accordingly.

“Default Amount” means, on any day, an amount, in U.S. dollars as determined by the Security Calculation Agent in its sole discretion, for the aggregate Stated Principal Amount of the Securities, equal to the cost of having a Qualified Financial Institution (selected as provided below) expressly assume the payment and other obligations with respect to the Security as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to the Holder with respect to the Security. That cost will equal (i) the lowest amount that a Qualified Financial Institution would charge to effect this assumption or undertaking, plus (ii) the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of the Securities in preparing any documentation necessary for this assumption or undertaking. During the Default Quotation Period for the Security the Holder of the Security and/or the Company may request a Qualified Financial Institution to provide a quotation of the amount

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it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in in clause (i) of this paragraph will equal the lowest — or, if there is only one, the only — quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two Business Days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

“Default Quotation Period” means the period beginning on the day the Default Amount first becomes due and ending on the third Business Day after that day, unless no such quotation is obtained, or every such quotation obtained is objected to within five (5) Business Days after the due date as described above. If either of these two events occurs, the Default Quotation Period will continue until the third Business Day after the first Business Day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five (5) Business Days after that first Business Day, however, the default quotation period will continue as described in the prior sentence and this sentence. In any event, if the Default Quotation Period and the subsequent two Business Day objection period have not ended before the Calculation Date, then the Default Amount will equal the Stated Principal Amount of the Securities.

  “Excluded Day” means:

(1) For purposes of the definition of “Loss Rebalancing Event”: (i) the Index Business Day immediately preceding any Quarterly Reset Valuation Date, if a Loss Rebalancing Event occurs after 3:15 p.m. on such day, (ii) any Quarterly Reset Valuation Date, (iii) any Loss Rebalancing Valuation Date, (iv) the Index Business Day immediately preceding the first day of an applicable Measurement Period, if a Loss Rebalancing Event occurs after 3:15p.m. on such day, (v) any calendar day from and including the first day of an applicable Measurement Period, (vi) the First Permanent Deleveraging Valuation Date or Second Permanent Deleveraging Valuation Date, (vii) any calendar day after the Second Permanent Deleveraging Valuation Date, (viii) a Zero Value Event date, and (ix) any calendar day after the Zero Value Event date.

(2) For purposes of the definition of “Permanent Deleveraging Event”: (i) the First Permanent Deleveraging Valuation Date or Second Permanent Deleveraging Valuation Date, (ii) any calendar day after the Second Permanent Deleveraging Valuation Date, (iii) a day upon which a Zero Value Event occurs, (iv) any calendar day after the occurrence of a Zero Value Event, (v) the day which is two Index Business Days prior to the first day of an applicable Measurement Period, if a Permanent Deleveraging Event occurs after 3:15p.m. on such day and (vi) any calendar day from and including the Index Business Day immediately preceding the first day of an applicable Measurement Period.

(3) For purposes of the definition of “Quarterly Reset Valuation Date”: (i) the Index Business Day immediately preceding the first day of an applicable Measurement Period and any calendar day thereafter, and (ii) any calendar day after the Second Permanent Deleveraging Valuation Date.

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 (4) For purposes of the definition of “Zero Value Event”: (i) any calendar day after the Second Permanent Deleveraging Valuation Date (ii) any day on which a Zero Value Event has already occurred, (iii) any calendar day after the occurrence of a Zero Value Event, and (iv) any calendar day after the last day of an applicable Measurement Period.

“ex-dividend date” means, with respect to a distribution on an Index Constituent Security, the first Business Day on which transactions in such Index Constituent Security trade on the Primary Exchange without the right to receive such distribution.

“Final Measurement Period” means:

(1) if the Market Value of Securities outstanding at the close of trading on the Index Business Day immediately preceding the Calculation Date is less than $25,000,000, the Calculation Date, subject to adjustments as described under Section 3 hereof, and

(2) if the Market Value of Securities outstanding at the close of trading on the Index Business Day immediately preceding the Calculation Date is equal to or greater than $25,000,000, the four (4) Index Business Days from, and including, the Calculation Date, subject to adjustment as described under Section 3 hereof.

For purposes of the above definition, the “Market Value” of the Securities outstanding as of the close of trading on the Index Business Day immediately preceding (a) the date of delivery by the Company of its notice to holders (which may be provided via press release) of its exercise of the Company’s Call Right, or (b) the Calculation Date will equal (i) the Closing Indicative Value as of such Index Business Day, times (ii) the number of Securities outstanding as reported by BDCXSO <Index> on Bloomberg L.P.

  “Financing Rate” means an amount that equals the sum of: (a) 0.95% and (b) the London interbank offered rate (ICE LIBOR) for three-month deposits in U.S. Dollars, which is displayed on Reuters page “LIBOR01” (or any successor service or page for the purpose of displaying the London interbank offered rates of major banks, as determined by the Security Calculation Agent) (“LIBOR”) (or any successor base rate, as described below), as of 11:00 a.m., London time, on the immediately preceding London Business Day. The minimum value of the three-month U.S. Dollar LIBOR rate (or any successor base rate, as described below) used on any calendar day will be zero. The minimum Financing Rate at any time will be 0.95%.

 Notwithstanding the foregoing:

(i) If the Security Calculation Agent determines on the relevant determination date that the London interbank offered rate for deposits in U.S. dollars having an index maturity of three months in amounts of at least $1,000,000 has been discontinued or is no longer representative of the underlying market or economic reality, then the Security Calculation Agent will use a substitute or successor base rate that it has determined in its sole discretion is most comparable to such London interbank offered rate, provided that if the Security Calculation Agent determines there is an industry-accepted successor base rate, then the Security Calculation Agent shall use such successor base rate; and

(ii) If the Security Calculation Agent has determined a substitute or successor

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base rate in accordance with the foregoing, the Security Calculation Agent in its sole discretion may determine the business day convention, definition of business day and any other relevant methodology for calculating such substitute or successor base rate, including any adjustment factor needed to make such substitute or successor base rate comparable to the LIBOR base rate, in a manner that is consistent with industry-accepted practices for such substitute or successor base rate.

The establishment of three-month U.S. Dollar LIBOR (or such successor base rate, as applicable) for each period by the Security Calculation Agent shall (in the absence of manifest error) be final and binding.

“First Permanent Deleveraging Valuation Date” means:

(1) Any Index Business day, which otherwise would have been a Loss Rebalancing Valuation Date, but on which a Permanent Deleveraging Event has occurred, subject to adjustments as described under Section 3 hereof.

(2) If a Permanent Deleveraging Event occurs after 3:15 p.m. on any Index Business Day which would not otherwise have been a Loss Rebalancing Valuation Date, then the first Index Business Day following the occurrence of such Permanent Deleveraging Event, subject to adjustments as described under Section 3 hereof.

“Index Business Day” means any day on which the Primary Exchange or market for trading of the Securities is scheduled to be open for trading.

“Index Calculation Agent” means the entity that calculates and publishes the level of the Index, which is Solactive AG as of market close on July 30, 2021.

  “Index Closing Level” means the closing level of the Index as reported on Bloomberg L.P.

  536.663 is the Index Closing Level on July 30, 2021, as determined by the Security Calculation Agent.

On any calendar day that is not an Index Business Day, the Index Closing Level will be equal to the Index Closing Level from the Index Business Day immediately preceding such calendar day.

“Index Constituent Securities” means the business development companies included in the Index.

“Index Dividend Point” means, on any calendar day, an amount per Security equal to the sum of the products of (i) the cash value of distributions, that a hypothetical holder of one share of each Index Constituent Security on such calendar day would have been entitled to receive in respect of that Index Constituent Security for those cash distributions whose “ex-dividend date” occurs on such calendar day and (ii) the number of units of that Index Constituent Security included in the Index as of such date.

“Index Factor” means an amount equal to 1 + (Leverage Factor × Index Performance Ratio).

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“Index Performance Ratio” will be equal to:

Index Closing Level – Last Reset Index Closing Level
Last Reset Index Closing Level

  On any calendar day that is not an Index Business Day, the Index Closing level will be equal to the Index Closing Level on the Index Business Day immediately preceding such calendar day.

 “Index Replacement Event” means:

(a) an amendment to or change (including any officially announced proposed change) in the laws, regulations or rules of the United States (or any political subdivision thereof), or any jurisdiction in which a Primary Exchange (as defined herein) is located that (i) makes it illegal for the Company or its affiliates to hold, acquire or dispose of the Index Constituent Securities included in the Index or options, futures, swaps or other derivatives on the Index or on the Index Constituent Securities included in the Index (including but not limited to exchange-imposed position limits), (ii) materially increases the cost to the Company, its affiliates, third parties with whom the Company transacts or similarly situated third parties in performing the Company’s or their obligations in connection with the Securities, (iii) has a material adverse effect on any of these parties’ ability to perform their obligations in connection with the Securities or (iv) materially affects the Company’s ability to issue or transact in exchange traded notes similar to the Securities, each as determined by the Security Calculation Agent;

(b) any official administrative decision, judicial decision, administrative action, regulatory interpretation or other official pronouncement interpreting or applying those laws, regulations or rules that is announced on or after June 2, 2020 that (i) makes it illegal for the Company or its affiliates to hold, acquire or dispose of the Index Constituent Securities included in the Index or options, futures, swaps or other derivatives on the Index or on the Index Constituent Securities (including but not limited to exchange-imposed position limits), (ii) materially increases the cost to the Company, its affiliates, third parties with whom the Company transacts or similarly situated third parties in performing the Company’s or their obligations in connection with the Securities, (iii) has a material adverse effect on the ability of the Company, its affiliates, third parties with whom the Company transacts or a similarly situated third party to perform the Company’s or their obligations in connection with the Securities or (iv) materially affects the Company’s ability to issue or transact in exchange traded notes similar to the Securities, each as determined by the Security Calculation Agent;

(c) any event that occurs on or after June 2, 2020 that makes it a violation of any law, regulation or rule of the United States (or any political subdivision thereof), or any jurisdiction in which a Primary Exchange (as defined herein) is located, or of any official administrative decision, judicial decision, administrative action, regulatory interpretation or other official pronouncement interpreting or applying those laws, regulations or rules, (i) for the Company or its affiliates to hold, acquire or dispose of the Index Constituent Securities or options, futures, swaps or other derivatives on the Index or on the Index Constituent Securities (including but not limited to exchange-imposed position limits), (ii) for the Company, its affiliates, third parties with whom the Company transacts or similarly situated

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third parties to perform the Company’s or their obligations in connection with the Securities or (iii) for the Company to issue or transact in exchange traded notes similar to the Securities, each as determined by the Security Calculation Agent;

(d) any event, as determined by the Security Calculation Agent, as a result of which the Company or any of its affiliates or a similarly situated party would, after using commercially reasonable efforts, be unable to, or would incur a materially increased amount of tax, duty, expense or fee (other than brokerage commissions) to, acquire, establish, re-establish, substitute, maintain, unwind or dispose of any transaction or asset it deems necessary to hedge the risk of the Securities, or realize, recover or remit the proceeds of any such transaction or asset; or

(e) as determined by the Security Calculation Agent, the primary exchange or market for trading for the Securities, if any, announces that pursuant to the rules of such exchange or market, as applicable, the Securities cease (or will cease) to be listed, traded or publicly quoted on such exchange or market, as applicable, for any reason and are not immediately re-listed, re-traded or re-quoted on an exchange or quotation system located in the same country as such exchange or market, as applicable.

“Index Sponsor” means MV Index Solutions GmbH.

“Intraday Index Value” means the value, as calculated by the Index Calculation Agent, of the Index, as published by Bloomberg under the symbol “MVBIZD”.

“Last Reset Index Closing Level” means the Index Closing Level on the most recent Reset Valuation Date prior to such day. Immediately after market close on July 30, 2021, the Last Reset Index Closing Level is adjusted to be 536.663, the Index Closing Level on July 30, 2021, as reported by Bloomberg L.P.

“Leverage Factor” means:

Until the occurrence of a Permanent Deleveraging Event and the close of trading on the Second Permanent Deleveraging Valuation Date, 1.5.

If a Permanent Deleveraging Event occurs, then on any calendar day following the Second Permanent Deleveraging Valuation Date, 1.0.

“London Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in London generally are authorized or obligated by law, regulation or executive order to close and is also a day on which dealings in U.S. dollars are transacted in the London interbank market.

  “Loss Rebalancing Event” occurs if, at any time, the Intraday Index Value on such Index Business Day (other than an Excluded Day) decreases by 15% or more in value from the previous Last Reset Index Closing Level.

“Loss Rebalancing Valuation Date” means:

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(1) if a Loss Rebalancing Event occurs at or prior to 3:15 p.m. on an Index Business Day, the day that such Loss Rebalancing Event occurs, subject to adjustment as described under Section 3 hereof.

(2) if a Loss Rebalancing Event occurs after 3:15 p.m. on an Index Business Day, the first Index Business Day following the occurrence of such Loss Rebalancing Event, subject to adjustment as described under Section 3 hereof.

“Market Disruption Event” means, with respect to the Index, any of the following, in each case as determined by the Security Calculation Agent in its sole discretion:

(a) suspension, absence or material limitation of trading in a material number of Index Constituent Securities, whether by reason of movements in price exceeding limits permitted by the Primary Exchange or otherwise;

(b) suspension, absence or material limitation of trading in option or futures contracts relating to the Index or to a material number of Index Constituent Securities in the primary market or markets for those contracts;

(c) the Index is not published; or

(d) in any other event, if the Security Calculation Agent determines in its sole discretion that the event materially interferes with the Company’s ability or the ability of any of the Company’s affiliates to unwind all or a material portion of a hedge with respect to the Securities that the Company or the Company’s affiliates have effected or may effect.

The following events will not be Market Disruption Events with respect to the Index:

(a) a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the relevant market; or

(b) a decision to permanently discontinue trading in the option or futures contracts relating to the Index or any Index Constituent Securities.

For this purpose, an “absence of trading” in the primary securities market on which option or futures contracts related to the Index or any Index Constituent Securities are traded will not include any time when that market is itself closed for trading under ordinary circumstances.

“Maturity Date” means June 10, 2050, which will be the third Business Day following the last Index Business Day in the Final Measurement Period, subject to adjustment as described under Section 3 hereof.

“Measurement Period” means the Final Measurement Period or Call Measurement Period, as applicable.

“Measurement Period Cash Amount” means:

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(1) on any calendar day, to but excluding the first day of an applicable Measurement Period, an amount per Security equal to zero.

(2) on the first day of an applicable one-day Measurement Period:

 (a) at the close of trading on such Index Business Day, an amount per Security equal to the Current Principal Amount on the immediately preceding calendar day × Index Factor on such Index Business Day.

(3) From and including the first day of an applicable four-day Measurement Period:

 (a) at the close of trading on each Index Business Day during the applicable four-day Measurement Period, an amount per Security equal to the Measurement Period Cash Amount on the immediately preceding calendar day + the Current Principal Amount on the calendar day immediately preceding the first day of such Measurement period × 0.25 × the Index Factor on such Index Business Day.

 (b) On any calendar day during an applicable four-day Measurement Period that is not an Index Business Day, an amount per Security equal to the Measurement Period Cash Amount on the last Index Business Day of such Measurement Period.

(4) On any calendar day after the last Index Business Day of an applicable Measurement Period, the Measurement Period Cash Amount on the last Index Business Day of such Measurement Period.

If the Securities undergo a split or reverse split, the Measurement Period Cash Amount will be adjusted accordingly.

“MVIS” means, collectively, Van Eck Associates Corporation, the Index Sponsor and their subsidiaries and affiliates.

“Permanent Deleveraging Event” occurs if, at any time, the Intraday Index Value on an Index Business Day (other than an Excluded Day) decreases by 50% or more in value from the Last Reset Index Closing Level.

“Permanent Deleveraging Valuation Dates” means the First Permanent Deleveraging Valuation Date and the Second Permanent Deleveraging Valuation Date.

“Primary Exchange” means, with respect to each Index Constituent Security or each constituent underlying a successor index, the primary exchange or market of trading such Index Constituent Security or such constituent underlying a successor index.

“Qualified Financial Institution” means, at any time, a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either: (i) A-1 or higher by Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc., or any successor, or any other comparable rating then used by that rating agency, or (ii) P-1 or higher by

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Moody’s Investors Service or any successor, or any other comparable rating then used by that rating agency.

“Quarterly Reset Valuation Date” means the last Index Business Day of January, April, July and October of each calendar year during the term of the Securities (other than an Excluded Day), subject to adjustment as described under Section 3 hereof.

“record date” means:

(1) with respect to a distribution on an Index Constituent Security, the date on which a holder of the Index Constituent Security must be registered as a stockholder / unitholder of such Index Constituent Security in order to be entitled to receive such distribution, and

(2) with respect to any split or reverse split, the tenth Business Day after the announcement date.

“Redemption Date” means the second Business Day following the corresponding Redemption Valuation Date. The first Redemption Date will be the fourth Index Business Day immediately following the Initial Trade Date and the Final Redemption Date will be the fourth Index Business Day immediately preceding the Maturity date, subject to adjustment as described under Section 3 hereof. In addition, if a call notice has been issued, the last Redemption Valuation Date will be the fourth Index Business Day prior to the Call Settlement Date, as applicable. If a Zero Value Event occurs, the last Redemption Date will be the date on which the Zero Value Event occurred.

“Redemption Fee Amount” means, as of any Redemption Valuation Date, an amount per Security equal to:

0.125% × Closing Indicative Value of the Security as of the Redemption Valuation Date.

“Redemption Valuation Date” means the first Index Business Day following the date that the applicable redemption notice and redemption confirmation are delivered, except that the Company reserves the right from time to time to accelerate, in its sole discretion on a case-by-case basis, the Redemption Valuation Date to the date on which the notice of redemption is received by the Company rather than the following Index Business Day. .

“Reset Valuation Date” means (a) any calendar day up to and including the Second Permanent Deleveraging Valuation Date, that is either (i) the Initial Trade Date, (ii) a Quarterly Reset Valuation Date, (iii) a Loss Rebalancing Valuation Date, (iv) the First Permanent Deleveraging Valuation Date, or (v) the Second Permanent Deleveraging Valuation Date; and (b) any calendar day following the Second Permanent Deleveraging Valuation Date.

If a day that would otherwise be a Reset Valuation Date occurs on or after the first day of an applicable Measurement Period, such day will not be a valid Reset Valuation Date.

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“Residual Factor” means:

(1) 1.0 on any calendar day, to but excluding the first day of an applicable Measurement Period.

(2) From and including the first day of an applicable four-day Measurement Period, (a) the number of Index Business Days from, but excluding, the date of determination to, and including, the last Index Business Day in such four-day Measurement Period, divided by (b) four.

(3) On any calendar day from and including the last Index Business Day of an applicable Measurement Period, the Residual Factor will be equal to zero.

“Reuters” means Thomson Reuters (or any successor).

“Second Permanent Deleveraging Valuation Date” means the Index Business Day immediately following the First Permanent Deleveraging Valuation Date, subject to adjustments as described under Section 3 hereof.

“Stated Principal Amount” means, $25.00 per Security.

“Substitute Index” means if an Index Replacement Event occurs at any time with respect to the Securities and the Index Sponsor or anyone else publishes an index that the Security Calculation Agent determines is comparable to the Index.

“Successor Index” means, if (i) the Index Sponsor or Index Calculation Agent discontinue publication of, or otherwise fails to publish, the Index, (ii) the Company’s license agreement with the Index Sponsor terminates or (iii) the Index Sponsor or Index Calculation Agent does not make the Index Constituent Securities and/or their unit weighting available to the Security Calculation Agent, any index published by any other person or entity licensed to the Company that the Security Calculation Agent determines is comparable to the Index and for which the Index Constituent Securities and/or their unit weighting are available to the Security Calculation Agent.

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1.Promise to Pay at Maturity, Upon Early Redemption, Upon Automatic Acceleration, or Upon Zero Value Event and Coupon Amounts

The Company, for value received, hereby promises to pay (or cause to be paid) to Cede & Co., as nominee for The Depository Trust Company, or registered assigns, the principal sum, calculated as provided under (i) “Early Redemption” and elsewhere on the face of this Security on the applicable Redemption Date, in the case of any Securities in respect of which a Holder exercises such Holder’s right to require the Company to redeem such Holder’s Securities prior to the Maturity Date, (ii) “Call Settlement Amount” and elsewhere on the face of this Security on the Call Settlement Date, in the case of Securities subject to the Company’s exercise of its Call Right as described in Section 6 hereof, (iii) “Automatic Acceleration upon Zero Value Event” and elsewhere on the face of this Security on the Zero Value Settlement Date, in the case of Securities subject to automatic acceleration upon the occurrence of a Zero Value Event, and (iv) “Payment at Maturity” and elsewhere on the face of this Security on the Maturity Date, in the case of all other Securities. The Company promises to pay the Coupon Amount, if any, as provided for herein, on each Coupon Payment Date, to Holders in whose names the Security is registered on the applicable Coupon Record Date.

2.Payment of Interest

The principal of this Security shall not bear interest.

3.Discontinuance or Modification of the Index; Market Disruption Event

If (i) the Index Sponsor or Index Calculation Agent discontinue publication of, or otherwise fails to publish, the Index, (ii) the Company’s license agreement with the Index Sponsor terminates or (iii) the Index Sponsor or Index Calculation Agent does not make the Index Constituent Securities and/or their unit weighting available to the Security Calculation Agent, and, in each case, any other person or entity publishes an index licensed to the Company that the Security Calculation Agent determines is comparable to the Index and for which the Index Constituent Securities and/or their unit weighting are available to the Security Calculation Agent (such index being referred to herein as a “Successor Index”), and the Security Calculation Agent approves such index as a Successor Index, then the Security Calculation Agent will determine the Index Closing Level on the applicable dates of determination, Coupon Amounts and the amount payable on the Maturity Date, Call Settlement Date, acceleration upon the occurrence of a Zero Value Event or upon early redemption and all other related payments terms by reference to such Successor Index.

Upon any selection by the Security Calculation Agent of a Successor Index, the Security Calculation Agent will cause written notice thereof to be furnished to the trustee, to the Company and to the Holders of the Securities.

If the Index Sponsor or Index Calculation Agent discontinue publication of the Index, our license agreement with the Index Sponsor terminates or the Index Sponsor or Index Calculation Agent do not make the Index Constituent Securities and/or their unit weighting available to the Security Calculation Agent, prior to, and such discontinuation,

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termination or unavailability is continuing on the Calculation Date or any Index Business Day during a Measurement Period, or on the Redemption Valuation Date or on any Reset Valuation Date, as applicable, or on any other relevant date on which the Index Closing Level is to be determined and the Security Calculation Agent determines that no Successor Index is available at such time, or the Security Calculation Agent has previously selected a Successor Index and publication of such Successor Index is discontinued prior to, and such discontinuation is continuing on the Calculation Date or any Index Business Day during a Measurement Period, or on the Redemption Valuation Date or on any Reset Valuation Date, or any other relevant date on which the Index Closing Level is to be determined, then the Security Calculation Agent will determine the Index Closing Level using the Index Closing Level on the last Index Business Day immediately prior to such discontinuation or unavailability, as adjusted for certain corporate actions. In such event, the Security Calculation Agent will cause notice thereof to be furnished to the trustee, to the Company and to the Holders of the Securities.

Notwithstanding these alternative arrangements, discontinuation of the publication of the Index or Successor Index, as applicable, may adversely affect the value of the Securities.

In addition, if an Index Replacement Event (as defined below) occurs at any time and the Index Sponsor or anyone else publishes an index that the Security Calculation Agent determines is comparable to the Index (the “Substitute Index”), then the Security Calculation Agent may elect, in its sole discretion, to permanently replace the original Index with the Substitute Index for all purposes under the Securities, and all provisions described in this prospectus supplement as applying to the Index will thereafter apply to the Substitute Index instead. In such event, the Security Calculation Agent will make such adjustments, if any, to any level of the Index or Substitute Index that is used for purposes of the Securities as it determines are appropriate in the circumstances. If the Security Calculation Agent elects to replace the original Index with a Substitute Index, then the Security Calculation Agent will determine all amounts hereunder, including the Coupon Amounts, Current Principal Amount, Current Indicative Value or intraday indicative value, Closing Indicative Value, Index Factor, Index Performance Ratio, Residual Factor, Accrued Fees, Index Closing Levels on the applicable dates of determination, all other related payment terms and the amount payable on the Maturity Date, Call Settlement Date, upon early redemption or upon acceleration upon the occurrence of a Zero Value Event by reference to such Substitute Index. If the Security Calculation Agent so elects to replace the original Index with a Substitute Index, the Security Calculation Agent will cause written notice thereof to be furnished to the trustee, to the Company and to the Holders of the Securities.

If at any time the method of calculating the Index, a Successor Index or a Substitute Index, or the value thereof, is changed in a material respect, or if the Index or a Successor Index is in any other way modified so that the Index Closing Level of the Index or such Successor Index does not, in the opinion of the Security Calculation Agent, fairly represent the Index Closing Level of the Index or such Successor Index had such changes or modifications not been made, then the Security Calculation Agent will make such calculations and adjustments as, in the good faith judgment of the Security Calculation Agent, may be necessary in order to arrive at an Index Closing Level of an index comparable to the Index or such Successor Index, as the case may be, as if such changes or modifications had not been made, and the Security Calculation Agent will calculate the Index Closing Level

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for the Index or such Successor Index with reference to the Index or such Successor Index, as adjusted. The Security Calculation Agent will accordingly calculate the Index Closing Level, the Index Performance Ratio, the Coupon Amount, the Accrued Dividend, the Daily Dividend, if any, the Accrued Fees, the Redemption Fee Amount, if any, the Cash Settlement Amount, if any, that the Company will pay Holders on the Maturity Date, the Redemption Amount, if any, upon early redemption, if applicable, the Call Settlement Amount, if any, that the Company will pay Holders in the event UBS calls the Securities, the Zero Value Settlement Amount, if any, that the Company will pay Holders in the event of acceleration upon the occurrence of a Zero Value Event, if applicable, the Last Reset Index Closing Level and all related payment terms based on the Index Closing Level calculated by the Security Calculation Agent, as adjusted. Accordingly, if the method of calculating the Index or a Successor Index is modified so that the level of the Index or such Successor Index is a fraction of what it would have been if there had been no such modification (e.g., due to a split in the Index), which, in turn, causes the Index Closing Level of the Index or such Successor Index to be a fraction of what it would have been if there had been no such modification, then the Security Calculation Agent will make such calculations and adjustments in order to arrive at an Index Closing Level for the Index or such Successor Index as if it had not been modified (e.g., as if such split had not occurred). All determinations and adjustments to be made by the Security Calculation Agent may be made in the Security Calculation Agent’s sole discretion.

  To the extent a Market Disruption Event with respect to the Index has occurred or is continuing during a four-day Measurement Period, the Index Closing Level for such day will be determined by the Security Calculation Agent or one of its affiliates on the first succeeding Index Business Day on which a Market Disruption Event does not occur or is not continuing with respect to the Index. The remaining Index Business Days in the Measurement Period will be postponed accordingly, and the remaining Index Business Days in the Measurement Period will resume again following the suspension of the Market Disruption Event. For example, if the four-day Measurement Period for purposes of calculating the Call Settlement Amount, is scheduled for June 2, June 3, June 4 and June 5, and there is a Market Disruption Event with respect to the Index on June 2, but no other Market Disruption Event during such Call Measurement Period, then June 3 will become the first Index Business Day of the Measurement Period, June 4th the second Index Business Day, June 5th the third Index Business Day and the next Index Business Day after June 5th would be the final day of the Measurement Period. The same approach would be applied if there is a Market Disruption Event during a four-day Final Measurement Period.

  To the extent a Market Disruption Event with respect to the Index has occurred or is continuing on the Redemption Valuation Date, Call Valuation Date (in the event that the Call Measurement Period is the Call Valuation Date), Calculation Date (in the event that the Final Measurement Period is the Calculation Date) or any Reset Valuation Date, the Index Closing Level for such Redemption Valuation Date, Call Valuation Date, Calculation Date or Reset Valuation Date will be determined by the Security Calculation Agent or one of its affiliates on the first succeeding Index Business Day on which a Market Disruption Event does not occur or is not continuing with respect to the Index. For example, if the Redemption Valuation Date, for purposes of calculating a Redemption Amount, is based on the Index Closing Level on June 2 and there is a Market Disruption Event with respect to the Index on June 2, then the Index Closing Level on June 3 will be used to

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calculate the Redemption Amount, assuming that no such Market Disruption Event has occurred or is continuing on June 3.

  In no event, however, will any postponement pursuant to the two immediately preceding paragraphs result in the affected Index Business Day of the Measurement Period or any Redemption Valuation Date, Call Valuation Date (in the event that the Call Measurement Period is the Call Valuation Date), Calculation Date (in the event that the Final Measurement Period is the Calculation Date) or Reset Valuation Date occurring more than five Index Business Days following the day originally scheduled to be such Index Business Day of the Measurement Period or such Redemption Valuation Date, Call Valuation Date, Calculation Date or Reset Valuation Date. If a Market Disruption Event has occurred or is continuing with respect to the Index on the fifth Index Business Day following the date originally scheduled to be such Index Business Day of the Measurement Period or any Redemption Valuation Date, Call Valuation Date, Calculation Date or any Reset Valuation Date, the Security Calculation Agent or one of its affiliates will determine the Index Closing Level based on its good faith estimate of the Index Closing Level that would have prevailed on such fifth Index Business Day but for such Market Disruption Event.

4.Payment at Maturity, Upon Early Redemption, Upon Automatic Acceleration, or on the Call Settlement Date

The payment of this Security that becomes due and payable on the Maturity Date, a Redemption Date, the Zero Value Settlement Date or the Call Settlement Date, as the case may be, shall be the cash amount that must be paid to redeem this Security as provided herein under “Payment at Maturity,” “Early Redemption,” “Automatic Acceleration upon Zero Value Event” and “Call Right,” respectively. The payment of this Security that becomes due and payable upon acceleration of the Maturity Date hereof after an Event of Default (as defined in the Indenture) has occurred pursuant to the Indenture shall be the sum of (a) the Default Amount plus (b) the Coupon Amount per Security, if any, with respect to the final Coupon Payment Date, as described herein, calculated as if the date of acceleration was the last Index Business Day in the Final Measurement Period and the three Index Business Days immediately preceding the date of acceleration were the corresponding Index Business Days in the accelerated Final Measurement Period, with the third Index Business Day immediately preceding the date of acceleration being the accelerated Calculation Date and the accelerated final Coupon Valuation Date, and the Index Business Day immediately preceding the date of acceleration being the relevant final Coupon Valuation Date. When the principal referred to in either of the two preceding sentences has been paid as provided herein (or such payment has been made available), the principal of this Security shall be deemed to have been paid in full, whether or not this Security shall have been surrendered for payment or cancellation. References to the payment on the Maturity Date or upon early redemption or call of this Security on any day shall be deemed to mean the payment of cash that is payable on such day as provided in this Security. This Security shall cease to be Outstanding as provided in the definition of such term in the Indenture when the principal of this Security shall be deemed to have been paid in full as provided above.

5.Procedure for Early Redemption

Subject to the minimum redemption amount provided under “Early Redemption,” the Holder may require the Company to redeem the Holder’s Securities during

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the term of the Securities on any Index Business Day on or after June 9, 2020 through and including June 7, 2050, provided that such Holder instructs its broker or other person through whom the Securities are held to take the following steps through normal clearing system channels: (i) deliver a notice of redemption (the “Redemption Notice)” to the Company via email no later than 12:00 noon (New York City time) on any applicable Index Business Day; (ii) deliver the signed confirmation of redemption (the “Redemption Confirmation”) to the Company via email in the specified form by 5:00 p.m. (New York City time) on the same day; (iii) instruct the Holder’s DTC custodian to book a delivery versus payment trade with respect to the Holder’s Securities on the applicable Redemption Valuation Date at a price equal to the Redemption Amount; and (iv) cause the Holder’s DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 12:00 noon (New York City time) on the applicable Redemption Date.

The Company reserves the right from time to time to waive the Redemption Fee Amount in its sole discretion. The Company shall not be required to redeem fewer than 50,000 Securities at one time, provided that the Company reserves the right from time to time to waive this minimum redemption amount in its sole discretion. The Company also reserves the right from time to time to accelerate in its sole discretion the Redemption Valuation Date to the date on which the relevant redemption notice and redemption confirmation are delivered rather than the following Index Business Day.

6.Call Right

The Securities are subject to redemption upon not less than eighteen (18) days’ prior notice (which may be provided via press release) on any Business Day that the Company may specify through and including the Maturity Date. Upon early redemption in the event the Company exercises this call right (“Call Right”), the Holder will receive a cash payment equal to the Call Settlement Amount on the Call Settlement Date.

7.Loss Rebalancing Events

  If, at any time, a Loss Rebalancing Event has occurred, the Current Principal Amount will be reset on the applicable Loss Rebalancing Valuation Date as follows:

  New Current Principal Amount = Current Principal Amount on immediately preceding calendar day × Index Factor – Accrued Fees.

  For the avoidance of doubt, Loss Rebalancing Events may occur multiple times over the term of the Securities and may occur multiple times during a single calendar quarter.

8.Permanent Deleveraging Event

  If, at any time, a Permanent Deleveraging Event has occurred, the then-current leverage of the Securities will be permanently reset to 1.0 over two Index Business Days (the Permanent Deleveraging Valuation Dates). The leverage at the end of the First Permanent Deleveraging Valuation Date will be reset to approximately 1.5 and the leverage at the end of the Second Permanent Deleveraging Valuation Date will be reset to 1.0.

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 In the event that a Permanent Deleveraging Event has occurred, UBS will issue a press release before 9:00 a.m. on the Index Business Day immediately following the date on which the Permanent Deleveraging Event occurred, announcing the Permanent Deleveraging Event and notifying Holders of the Permanent Deleveraging Valuation Dates.

9.Role of Security Calculation Agent

The Security Calculation Agent will be solely responsible for all determinations and calculations regarding the value of the Securities, including, among other things, at Maturity or upon early redemption or call, or at other times, the Current Principal Amount, Current Indicative Value (or the “intraday indicative value”), Closing Indicative Value, Market Disruption Events, Business Days, Index Business Days, the Leverage Factor, the Index Factor, the Index Performance Ratio, the Residual Factor, the Index Closing Level, the Financing Rate, the Accrued Fees (including determining any successor to the LIBOR base rate), the Coupon Amount, the Accrued Dividend, the Daily Dividend, if any, the Redemption Fee Amount, the Cash Settlement Amount, if any, that the Company will pay the Holder on the Maturity Date, the Coupon Ex-Dates, the Coupon Record Dates, the Redemption Amount, if any, that the Company will pay the Holder upon redemption, if applicable, the Zero Value Settlement Amount, if any, that the Company will pay Holders upon acceleration upon the occurrence of a Zero Value Event, the Call Settlement Amount, if any, that the Company will pay Holders in the event that the Company calls the Securities, whether a Loss Rebalancing Event has occurred, whether a Permanent Deleveraging Event has occurred and whether any day is a Business Day or an Index Business Day and all such other matters as may be specified elsewhere herein as matters to be determined by the Security Calculation Agent. The Security Calculation Agent will also be responsible for determining whether the Index has been discontinued and whether there has been a material change in the Index. The Security Calculation Agent will make all such determinations and calculations in its sole discretion, and absent manifest error, all determinations of the Security Calculation Agent will be conclusive for all purposes and binding on the Company, Holders, and all other persons having an interest in the Security, without liability on the part of the Security Calculation Agent. The Holder will not be entitled to any compensation from the Company for any loss suffered as a result of any determinations or calculations made by the Security Calculation Agent.

The Company shall take such action as shall be necessary to ensure that there is, at all relevant times, a financial institution serving as the Security Calculation Agent hereunder.

The Company may, in its sole discretion at any time and from time to time, upon written notice to the Trustee, but without notice to the Holder of this Security, terminate the appointment of any Person serving as the Security Calculation Agent and appoint another Person (including any Affiliate of the Company) to serve as the Security Calculation Agent. Insofar as this Security provides for the Security Calculation Agent to determine the Current Principal Amount, Current Indicative Value (or the “intraday indicative value”), Closing Indicative Value, Market Disruption Events, Business Days, Index Business Days, the Leverage Factor, the Index Factor, the Index Performance Ratio, the Residual Factor, the Index Closing Level, the Financing Rate, the Accrued Fees (including determining any successor to the LIBOR base rate), the Coupon Amount, the Accrued Dividend, the Daily Dividend, if any, the Redemption Fee Amount, the Cash Settlement Amount, if any, that the

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Company will pay the Holder on the Maturity Date, the Coupon Ex-Dates, the Coupon Record Dates, the Redemption Amount, if any, that the Company will pay the Holder upon redemption, if applicable, the Zero Value Settlement Amount, if any, that the Company will pay Holders upon acceleration upon the occurrence of a Zero Value Event, the Call Settlement Amount, if any, that the Company will pay Holders in the event that the Company calls the Securities, whether a Loss Rebalancing Event has occurred, whether a Permanent Deleveraging Event has occurred and whether any day is a Business Day or an Index Business Day and all such other matters as may be specified elsewhere herein as matters to be determined by the Security Calculation Agent on any date or other information from any institution or other source, the Security Calculation Agent may do so from any source or sources of the kind contemplated or otherwise permitted hereby notwithstanding that any one or more of such sources are the Security Calculation Agent, affiliates of the Security Calculation Agent or affiliates of the Company.

10.Tax Characterization

By its purchase of this Security, each Holder of a beneficial interest in this Security, hereby agrees with the Company (in the absence of a statute, regulation, or administration or judicial ruling to the contrary) to treat this Security for all U.S. federal income tax purposes as a pre-paid forward contract with respect to the Index and to treat any Coupon Amounts (including amounts received upon the sale, redemption or maturity of the Securities in respect of accrued but unpaid Coupon Amounts) and the Accrued Dividends, if any, with respect to the Securities as amounts that should be included in ordinary income of a non-tax exempt U.S. Holder (as defined in the prospectus supplement for the Security) at the time accrued or received in accordance with the Holder’s regular method of accounting for U.S. federal income tax purposes.

11.Payment

Payment of any amount payable on this Security will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payment will be made to an account designated by the Holder (in writing to the Company and the Trustee on or before the Calculation Date, applicable Redemption Valuation Date, the Call Valuation Date or the Zero Value Settlement Date) and acceptable to the Company or, if no such account is designated and acceptable as aforesaid, at the office or agency of the Company maintained for that purpose in The City of New York; provided, however, that payment on the Maturity Date, Call Settlement Date, Zero Value Settlement Date or any Redemption Date shall be made only upon surrender of this Security at such office or agency (unless the Company waives surrender). Notwithstanding the foregoing, if this Security is a Global Security, any payment may be made pursuant to the Applicable Procedures of the Depositary as permitted in said Indenture.

All dollar amounts related to determination of the Coupon Amount, the Accrued Dividend, the Daily Dividend, if any, the Accrued Fees, the Redemption Amount and Redemption Fee Amount, if any, per Security, the Call Settlement Amount, if any, per Security, the Current Principal Amount, the Zero Value Settlement Amount, and the Cash Settlement Amount, if any, per Security, will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655);

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and all dollar amounts paid on the Stated Principal Amount of the Securities per Holder will be rounded to the nearest cent, with one-half cent rounded upward.

12.Split or Reverse Split of the Securities

The Company may, at any time in its sole discretion, initiate a split or reverse split of the Securities. If the Company decides to initiate a split or reverse split, as applicable, such date shall be deemed to be the “announcement date”, and the Company will issue a notice to holders of the Securities and press release announcing the split or reverse split, specifying the effective date of the split or reverse split. The record date for any split or reverse split will be the tenth Business Day after the announcement date, and the effective date will be the next Business Day after the record date.

If the Securities undergo a split, the Company will adjust the Current Principal Amount and other relevant terms of the Securities accordingly. For example, if the Securities undergo a 4:1 split, every investor who holds a Security via The Depository Trust Company (“DTC”) on the relevant record date will, after the split, hold four Securities, and adjustments will be made as described below. The Current Principal Amount on such record date would be divided by four to reflect the 4:1 split of Holders’ Securities. Any adjustment of the Current Principal Amount will be rounded to eight decimal places. The split will become effective at the opening of trading of the Securities on the Business Day immediately following the record date. If prior to the effectiveness of the split, the Company exercises its Call Right, the split will not occur.

In the case of a reverse split, the Current Principal Amount and other relevant terms of the Securities will be adjusted accordingly and the Company reserves the right to address odd numbers of Securities (commonly referred to as “partials”) in a manner determined by the Company in its sole discretion. For example, if the Securities undergo a 1:4 reverse split, every investor who holds four Securities via DTC on the relevant record date will, after the reverse split, hold only one Security and the Current Principal Amount of the Securities on such record date would be multiplied by four to reflect the 1:4 reverse split of Holders’ Securities. Any adjustment of the Current Principal Amount will be rounded to eight decimal places. The reverse split will become effective at the opening of trading of the Securities on the Business Day immediately following the record date. If prior to the effectiveness of the reverse split, the Company exercises its Call Right, the reverse split will not occur.

In the case of a reverse split, Holders who own a number of Securities on the record date that is not evenly divisible by the reverse split divisor (which in the case of a 1:4 reverse split, for example, will be 4) will receive the same treatment as all other holders for the maximum number of Securities they hold which is evenly divisible by the reverse split divisor, and the Company will have the right to compensate holders for their remaining or “partial” Securities in a manner determined by the Company in its sole discretion. The Company’s intention is to provide holders with a cash payment for their partials on the 17th Business Day following the announcement date in an amount equal to the appropriate percentage of the Closing Indicative Value of the reverse split-adjusted Securities on the 15th Business Day following the announcement date. For example, in the case of a 1:4 reverse split, a Holder who held 23 Securities via DTC on the record date would receive five post-reverse split Securities on the immediately following Business Day, and a cash payment on

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the 17th Business Day following the announcement date that is equal to 3/4ths of the Current Principal Amount of the reverse split-adjusted Securities on the 15th Business Day following the announcement date

13.Reverse of this Security

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

14.Certificate of Authentication

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

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IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

UBS AG

By:

By:

This is one of the Securities of the series designated herein and referred to in the
Indenture.

Dated:

U.S. BANK TRUST NATIONAL ASSOCIATION, AS TRUSTEE

By:
Authorized Signatory

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(Reverse of Security)

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”) issued and to be issued in one or more series under the Indenture, dated as of June 12, 2015 (herein called the “Indenture,” which term shall have the meaning assigned to it in such instrument), between the Company and U.S. Bank Trust National Association, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. Insofar as the provisions of the Indenture may conflict with the provisions set forth on the face of this Security, the latter shall control for purposes of this Security.

This Security is one of the series designated on the face hereof, limited to 4,000,000 Securities representing an aggregate offering price not to exceed $100,000,000 (or the equivalent thereof in any other currency or currencies or currency units), which amount may be increased at the option of the Company if in the future it determines that it may wish to sell additional Securities of this series.

Payments under the Securities will be made without withholding or deduction for or on account of any present or future tax, duty, assessment or governmental charge (“Taxes”) imposed upon or as a result of such payments by Switzerland or any jurisdiction in which a branch of the Company through which the Securities are issued is located (or any political subdivision or taxing authority thereof or therein) (a “Relevant Jurisdiction”), unless required by law. To the extent any such Taxes are so levied or imposed, the Company will, subject to the exceptions and limitations set forth in Section 1007 of the Indenture, pay such additional amounts (“Additional Amounts”) to the Holder of any Security who is not a resident of the Relevant Jurisdiction as may be necessary in order that every net payment of the principal of such Security and any other amounts payable on such Security, after withholding for or on account of such Taxes imposed upon or as a result of such payment, will not be less than the amount provided for in such Security to be then due and payable.

In addition to its ability to redeem this Security pursuant to the foregoing, if at any time as a result of any change in or amendment to the laws or regulations of a Relevant Jurisdiction affecting taxation, or a change in any application or interpretation of such laws or regulations (including the decision of any court or tribunal) either generally or in relation to any particular Securities, which change, amendment, application or interpretation becomes effective on or after the Initial Trade Date in making any payment of, or in respect of, the principal amount of the Securities, the Company would be required to pay any Additional Amounts with respect thereto, then the Securities will be redeemable upon not less than ten nor more than sixty days’ notice by mail, at any time thereafter, in whole but not in part, at the election of the Company as provided in the Indenture at a redemption price determined by the Security Calculation Agent in a manner reasonably calculated to

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preserve the relative economic position of the Company and the Holders of Outstanding Securities.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected (considered together as one class for this purpose). The Indenture also contains provisions (i) permitting the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected under the Indenture (considered together as one class for this purpose), on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and (ii) permitting the Holders of a majority in principal amount of the Securities at the time Outstanding of any series to be affected under the Indenture (with each such series considered separately for this purpose), on behalf of the Holders of all Securities of such series, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity reasonably satisfactory to it, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for sixty days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of this Security as herein provided.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of this Security is payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his

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attorney duly authorized in writing. Thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate Principal Amount, will be issued to the designated transferee or transferees.

This Security, and any other Securities of this series and of like tenor, are issuable only in registered form without coupons in denominations of any multiple of $25.00. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

This Security is a Global Security and is subject to the provisions of the Indenture relating to Global Securities, including the limitations in Section 305 thereof on transfers and exchanges of Global Securities.

This Security and the Indenture shall be governed by and construed in accordance with the laws of the State of New York.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.